UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

Lazard Ltd

(Exact name of registrant as specified in its charter)

Bermuda	001-32492	98-0437848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Bermuda		HM 11
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 441-295-1422

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	LAZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

On July 28, 2022, Lazard Ltd (the “Company”) issued a press release announcing financial results for its second quarter ended June 30, 2022. A copy of the Company’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2022, the Company announced that its Board of Directors appointed Mary Ann Betsch, age 43, as Chief Financial Officer and a Managing Director of the Company and Lazard Group LLC (“Group”), effective October 3, 2022.

Previously, since 2018, Ms. Betsch served as a Managing Director at Citadel, which is not a parent, subsidiary or other affiliate of the Company or Group, where Ms. Betsch helped lead Citadel’s financing and accounting functions. She began her career over 20 years ago at PricewaterhouseCoopers, where she held audit and advisory roles, serving global investment banks and other financial institutions.

On July 27, 2022, Group entered into a letter agreement with Ms. Betsch (the “Letter Agreement”) with respect to her employment. Generally, Ms. Betsch’s service under the Letter Agreement may be terminated by either party; provided that Ms. Betsch must provide three months’ written notice of her intention to terminate employment. The Letter Agreement provides that Ms. Betsch will receive an annual base salary of $750,000 and a discretionary bonus in respect of calendar year 2022, a portion of which will be granted in the same form of deferred compensation and in comparable proportion as is paid to other executive officers of Group. In addition, as an inducement to accept Group’s offer, and in further consideration of certain restrictions, Ms. Betsch will receive a sign-on bonus equal to $250,000, subject to repayment if Ms. Betsch resigns within 12 months after commencing employment. While providing services to Group and for six months thereafter, Ms. Betsch will be subject to restrictive covenants prohibiting competition with Group or any of its affiliates and solicitation of their clients and employees.

The preceding summary of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement attached as Exhibit 10.1, as though such agreement were fully set forth herein.

There are no arrangements or understandings between Ms. Betsch and any other persons pursuant to which she was selected as Managing Director and Chief Financial Officer of the Company and Group. Further, there are no family relationships between Ms. Betsch and any director or executive officer of the Company or Group. In addition, Ms. Betsch has not been party to any reportable transactions with the Company or Group pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K.

A copy of the related press release, dated July 28, 2022, is attached to this report as Exhibit 99.2.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished as part of this Report on Form 8-K:

Exhibit Number	Description

10.1	Letter Agreement, dated July 23, 2022, by and between Lazard Group LLC and Mary Ann Betsch

99.1	Press Release issued on July 28, 2022

99.2	Press Release issued on July 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD LTD (Registrant)

By:	/s/ Scott D. Hoffman
Name:	Scott D. Hoffman
Title:	Chief Administrative Officer and General Counsel

Dated: July 28, 2022